SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K/A

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                December 12, 2003
                Date of Report (Date of earliest event reported)


                       TANGER FACTORY OUTLET CENTERS, INC.
             (Exact name of registrant as specified in its charter)

                                 North Carolina
         (State or other jurisdiction of incorporation or organization)


                  1-11986                        56-1815473
           (Commission File No.)    (I.R.S. Employer Identification No.)


                   3200 Northline Avenue, Greensboro, NC 27408
          (Address of principal executive offices, including zip code)

                 (336) 292-3010 (Registrant's telephone number,
                              including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)




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


                       TANGER FACTORY OUTLET CENTERS, INC.

                                 CURRENT REPORT

                                       ON

                                    FORM 8-K/A




Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          We are amending the pro forma  information  previously  included under
          Item 7 (b) in our Current Report on Form 8-K, dated December 8, 2003 in order to reflect the actual offering price of our common share offering which priced on December 10, 2003.

          The unaudited pro forma financial information and exhibits filed herewith are as set forth below

                                                                           Page

          (b)  Pro Forma Financial Information

            (1) Unaudited Pro Forma Consolidating Statements of Operations
                     for the nine months ended September 30, 2003 and         5
                     for the year ended December 31, 2002                     6

            (2) Unaudited Pro Forma Consolidating Balance Sheets
                     as of September 30, 2003                                 7

            (3) Notes to Unaudited Pro Forma Consolidating
                     Financial Statements                                     8

            (4) Unaudited Pro Forma Funds from Operations                     9






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

                       TANGER FACTORY OUTLET CENTERS, INC.
                  PRO FORMA CONSOLIDATING FINANCIAL STATEMENTS




The accompanying unaudited Pro Forma Consolidating Financial Statements have been derived from the historical statements of the Company and give effect to the proposed acquisition of the Charter Oak Properties, which is expected to close in December 2003. The unaudited Pro Forma Consolidating Statements of
Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 assume the acquisition had occurred as of January 1, 2002. The unaudited Pro forma Consolidating Balance Sheet assumes the acquisition had occurred on September 30, 2003.

The Charter Oak Properties are being acquired by COROC for a purchase price of $491.0 million, including the assumption of $187.1 million of debt. We will be required to fund one-third of the net acquisition costs plus closing costs and certain other escrows and reserves, collectively estimated to be $107.9 million. Blackstone will be required to contribute the remaining $215.8 million. The Pro Forma Consolidating Financial Statements reflect our assumption that we will issue 2.3 million common shares with net proceeds of approximately $88.0 million and borrow an additional $19.9 million under our existing lines of credit to fund our investment. There can be no assurance that closing on the transaction will actually occur or that we will be able to issue the common shares to fund our transaction.

The accompanying unaudited Pro Forma Consolidating Financial Statements reflect a preliminary allocation of the purchase price under Statement of Financial Accounting Standards No. 141, "Business Combinations" ("FAS 141"). This allocation is subject to final adjustment following the acquisition. Included in the allocation is $76.8 million allocated to lease related intangible assets. The ultimate allocation and estimated useful lives could change upon final valuation of these lease related intangibles. The Company expects to finalize the valuation following the consummation of the transaction. Changes in the allocation of the purchase price and/or estimated useful lives from those used in the Pro Forma Consolidating Financial Statements would result in an increase or decrease in pro forma net income and related pro forma earnings per share. Further, the Pro Forma Consolidating Financial Statements reflect the consolidation of the Charter Oak Properties as if it is a Variable Interest Entity and we are the Primary Beneficiary under FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). Currently, there are proposed amendments to FIN 46 that may ultimately lead us to conclude that we should account for our investment in COROC under the equity method of accounting in accordance with Accounting Principles Board Opinion No. 18, "The Equity Method of Accounting for Investments in Common Stock".

Certain amounts in the historical financial statements of the Company for the year ended December 31, 2002 have been reclassified to reflect the requirements of Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 requires that results of operations and gains and losses from the sale of properties to be reclassified as discontinued operations for all periods presented.

The unaudited Pro Forma Consolidating Financial Statements have been prepared by the Company's management. These pro forma statements may not be indicative of the results that would have actually occurred if the acquisition had been in effect on the dates indicated, nor do they purport to represent the results of

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

operations for future periods. The unaudited Pro Forma Consolidating Financial Statements should be read in conjunction with the unaudited Combined Statement of Revenues and Certain Operating Expenses of the Charter Oak Properties for the nine months ended September 30, 2003 and the audited Combined Statement of Revenues and Certain Operating Expenses of the Charter Oak Properties for the year ended December 31, 2002 (both of which are contained in the Company's Current Report on Form 8-K, dated December 8, 2003), the Company's unaudited financial statements and notes thereto as of September 30, 2003 and for the nine months then ended (which are contained in the Company's Form 10-Q for the period ended September 30, 2003), and the Company's audited financial statements and notes thereto as of December 31, 2002 and for the year then ended (which are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002).


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

              TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                      Nine Months Ended September 30, 2003
                                   (Unaudited)
                      (In thousands, except per share data)


                                                                  The         Charter         Pro forma          Pro forma
                                                                Company         Oak          Adjustments        Consolidated
----------------------------------------------------------------------------------------------------------------------------
                                                               (a)          (b)
REVENUES
  Base rentals                                                 $ 59,498     $ 37,203         $ (998)(c)            $ 95,703
  Percentage rentals                                              1,743        1,085                                  2,828
  Expense reimbursements                                         25,305       13,551                                 38,856
  Other income                                                    2,547          187                                  2,734
----------------------------------------------------------------------------------------------------------------------------
       Total revenues                                            89,093       52,026           (998)                140,121
----------------------------------------------------------------------------------------------------------------------------
EXPENSES
  Property operating                                             30,135       13,611                                 43,746
  General and administrative                                      7,375          487            874 (d)               8,736
  Interest                                                       19,707            -          7,559 (e)              27,266
  Depreciation and amortization                                  21,463            -         16,746 (f)              38,209
----------------------------------------------------------------------------------------------------------------------------
       Total expenses                                            78,680       14,098         25,179                 117,957
----------------------------------------------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated joint
  ventures, minority interest and discontinued operations        10,413       37,928        (26,177)                 22,164
Equity in earnings of unconsolidated joint ventures                 639                                                 639
Minority interests:
  Consolidated joint venture                                          -                     (19,424)(g)             (19,424)
  Operating partnership                                          (2,415)                      1,897 (g)                (518)
----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                               $ 8,637     $ 37,928      $ (43,704)                $ 2,861
----------------------------------------------------------------------------------------------------------------------------

Basic earnings per common share:
  Income from continuing operations                               $ .80                                               $ .17
  Weighted average shares                                         9,729                       2,300 (h)              12,029
----------------------------------------------------------------------------------------------------------------------------

Diluted earnings per common share:
  Income from continuing operations                               $ .79                                               $ .17
  Weighted average shares                                         9,958                       2,300 (h)              12,258
----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

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

              TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATING STATEMENTS OF OPERATIONS
                          Year Ended December 31, 2002
                                   (Unaudited)
                      (In thousands, except per share data)


                                                               The           Charter        Pro forma            Pro forma
                                                               Company         Oak         Adjustments          Consolidated
----------------------------------------------------------------------------------------------------------------------------
                                                                  (i)          (b)
REVENUES
  Base rentals                                                 $ 75,560      $ 49,718       $ (1,330)(c)          $ 123,948
  Percentage rentals                                              3,558         1,838                                 5,396
  Expense reimbursements                                         30,477        18,709                                49,186
  Other income                                                    3,303           514                                 3,817
----------------------------------------------------------------------------------------------------------------------------
       Total revenues                                           112,898        70,779       $ (1,330)               182,347
----------------------------------------------------------------------------------------------------------------------------
EXPENSES
  Property operating                                             35,898        18,727                                54,625
  General and administrative                                      9,227           822          1,165 (d)             11,214
  Interest                                                       28,460             -         10,331 (e)             38,791
  Depreciation and amortization                                  28,551             -         22,328 (f)             50,879
----------------------------------------------------------------------------------------------------------------------------
       Total expenses                                           102,136        19,549         33,824                155,509
----------------------------------------------------------------------------------------------------------------------------
Income before equity in earnings of unconsolidated joint
  ventures, minority interest and discontinued operations        10,762        51,230        (35,154)                26,838
Equity in earnings of unconsolidated joint ventures                 392                                                 392
Minority interests:
  Consolidated joint venture                                          -                      (25,898)(g)            (25,898)
  Operating partnership                                          (2,438)                       2,536 (g)                 98
----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                               $ 8,716      $ 51,230      $ (58,516)               $ 1,430
----------------------------------------------------------------------------------------------------------------------------

Basic earnings per common share:
  Income from continuing operations                               $ .83                                              $ (.03)
  Weighted average shares                                         8,322                        2,300 (h)             10,622
----------------------------------------------------------------------------------------------------------------------------

Diluted earnings per common share:
  Income from continuing operations                               $ .81                                              $ (.03)
  Weighted average shares                                         8,514                        2,300 (h)             10,814
----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

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

              TANGER FACTORY OUTLET CENTERS, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATING BALANCE SHEET
                            As of September 30, 2003
                                   (Unaudited)
                                 (In thousands)

                                                                    The           Charter         Pro forma
                                                                  Company           Oak          Consolidated
--------------------------------------------------------------------------------------------------------------

ASSETS                                                              (a)
  Rental Property
    Land                                                         $ 50,474        $ 70,100 (j)     $ 120,574
    Buildings, improvements and fixtures                          583,269         367,792 (j)       951,061
--------------------------------------------------------------------------------------------------------------
                                                                  633,743         437,892         1,071,635
    Accumulated depreciation                                     (191,628)                         (191,628)
--------------------------------------------------------------------------------------------------------------
    Rental property, net                                          442,115         437,892           880,007
  Cash and cash equivalents                                           209                               209
  Deferred charges, net                                             9,398          76,817 (j)        86,215
  Other assets                                                     13,666           8,636 (k)        22,302
--------------------------------------------------------------------------------------------------------------
      Total assets                                              $ 465,388       $ 523,345         $ 988,733
--------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Debt
    Senior, unsecured notes                                     $ 147,509                         $ 147,509
    Mortgages payable                                             172,552         199,617 (l)       372,169
    Lines of credit                                                 7,272          19,916 (m)        27,188
--------------------------------------------------------------------------------------------------------------
                                                                  327,333         219,533           546,866
  Construction trade payables                                       7,188                             7,188
  Accounts payable and accrued expenses                            13,949                            13,949
--------------------------------------------------------------------------------------------------------------
Total liabilities                                                 348,470         219,533           568,003
--------------------------------------------------------------------------------------------------------------
Commitments
Minority interests:
  Consolidated joint venture                                                      215,819 (n)       215,819
  Operating partnership                                            26,202                            26,202
--------------------------------------------------------------------------------------------------------------
      Total minority interest                                      26,202         215,819           242,021
--------------------------------------------------------------------------------------------------------------

Shareholders' equity
    Common Stock                                                      105              23 (h)           128
    Paid in capital                                               171,747          87,970 (h)       259,717
    Distributions in excess of net income                         (81,063)                          (81,063)
    Accumulated other comprehensive loss                              (73)                              (73)
--------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                                   90,716          87,993           178,709
--------------------------------------------------------------------------------------------------------------
       Total liabilities and shareholders' equity               $ 465,388       $ 523,345         $ 988,733
--------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these unaudited pro forma consolidating financial statements.

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

              Notes to Pro Forma Consolidating Financial Statements

a) As reported in the unaudited consolidated financial statements of Tanger Factory Outlet Centers, Inc. as of or for the nine months ended September 30, 2003.
b) Derived from the Combined Statements of Revenues and Certain Operating Expenses of the Charter Oak Properties (contained herein).
c) To reflect amortization of the portion of the purchase price assigned to above and below market leases in accordance with FAS 141.
d) To reflect estimated incremental personnel and overhead costs to be incurred as a result of the acquisition.
e) To reflect interest expense from (1) the assumption of debt with a face value of $187.1 million ($199.6 million fair value, 4.97% imputed interest rate) and (2) additional borrowings under existing lines of credit of $19.9 million at LIBOR plus 160 basis points (assumed to be 2.7%). A 1% increase or decrease in the LIBOR rate would equal $199,000.
f) To reflect depreciation and amortization based on an acquisition price of $491.0 million (including debt assumption of $187.1 million and cash paid to seller of $303.9), plus closing costs of $11.2 million and a market value debt premium of $12.5 million. Estimated lives used are 35 years for buildings, 4 to 24 years for site improvements, 10 years for lease in-place value, and remaining leases terms for tenant improvements and other lease related intangibles.
g)   To reflect minority interest in net income.
h) To reflect the issuance of 2.3 million common shares in December 2003 with net proceeds of $88.0 million as part of the funding of the acquisition of the Charter Oak properties.
i) Derived from the audited consolidated financial statements of Tanger Factory Outlet Centers, Inc. for the year ended December 31, 2002, as reclassified from that previously reported to reflect the requirements of FAS 144.
j) To reflect total acquisition costs of $514.7 million, including purchase price of $491.0 million (including debt assumption of $187.1 million and cash paid to seller of $303.9 million) plus estimated closing costs of $11.2 million and market value debt premium of $12.5 million. In accordance with FAS 141, a portion of the acquisition costs have been allocated to deferred charges to reflect the fair value of in-place leases and other related intangibles.
k) To reflect initial escrows for insurance and real estate taxes and other working capital reserves expected to be funded at the closing of the acquisition.
l) To reflect the assumption of debt with a face value of $187.1 million and fair value of $199.6 million.
m) Represents additional borrowings under existing lines of credit to be used along with the proceeds from the expected common share offering to fund the acquisition.
n) To reflect the minority interest in the consolidated joint venture which will own the Charter Oak Properties.


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

FUNDS FROM OPERATIONS

Funds from operations, or "FFO," represents income before extraordinary items and gains (losses) on sale or disposal of depreciable operating properties, plus depreciation and amortization uniquely significant to real estate and after adjustments for unconsolidated partnerships and joint ventures.

FFO is intended to exclude GAAP historical cost depreciation of real estate, which assumes that the value of real estate assets diminish ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of real estate investment trusts, or "REITs", many of which present FFO when reporting their results. FFO is widely used by us and others in our industry to evaluate and price potential acquisition candidates. The National Association of Real Estate Investment Trusts, Inc., of which we are a member, has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance. In addition, our employment agreements with certain members of management base bonus compensation on our FFO performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

o FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

o FFO does not reflect changes in, or cash requirements for, our working capital needs;

o Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements;

o FFO may reflect the impact of earnings or charges resulting from matters which may not to be indicative of our ongoing operations; and

o Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only supplementally.



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


The following tables represent a reconciliation of the unaudited pro forma FFO to unaudited pro forma income from continuing operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 after giving effect to the acquisition of the Charter Oak Properties (in thousands, except per share data):

                                                                             The        Charter      Pro forma          Pro forma
                                                                           Company        Oak       Adjustments       Consolidated
----------------------------------------------------------------------------------------------------------------------------------

  For the nine months ended September 30, 2003
Funds from Operations:
  Income from continuing operations                                        $ 8,637     $ 37,928      $ (43,704)           $ 2,861
    Discontinued operations                                                   (619)           -            (32)              (651)
    Minority interest in operating partnership                               2,415                      (1,897)               518
    Minority interest, depreciation and amortization
      attributable to discontinued operations                                 (107)                         32                (75)
    Depreciation and amortization uniquely significant to real estate
      - consolidated                                                        21,252                      16,746             37,998
    Depreciation and amortization uniquely significant to real estate
      - unconsolidated joint ventures                                          808                                            808
    Loss/(gain) on sale of real estate                                         735                                            735
----------------------------------------------------------------------------------------------------------------------------------
      Funds from operations                                               $ 33,121      $37,928      $ (28,855)          $ 42,194
----------------------------------------------------------------------------------------------------------------------------------
      Weighted average shares                                               13,424                       2,300             15,724
----------------------------------------------------------------------------------------------------------------------------------
      Funds from operations per share - diluted                             $ 2.47                                         $ 2.68
----------------------------------------------------------------------------------------------------------------------------------

  For the year ended December 31, 2002
Funds from Operations:
  Income from continuing operations                                        $ 8,716     $ 51,230      $ (58,516)           $ 1,430
    Discontinued operations                                                  2,291                         140              2,431
    Minority interest in operating partnership                               2,438                      (2,536)               (98)
    Minority interest, depreciation and amortization
      attributable to discontinued operations                                1,273                        (140)             1,133
    Depreciation and amortization uniquely significant to real estate
      - consolidated                                                        28,257                      22,328             50,585
    Depreciation and amortization uniquely significant to real estate
      - unconsolidated joint ventures                                          422                                            422
    Loss/(gain) on sale of real estate                                      (1,702)                                        (1,702)
----------------------------------------------------------------------------------------------------------------------------------
      Funds from operations                                               $ 41,695      $51,230      $ (38,724)          $ 54,201
----------------------------------------------------------------------------------------------------------------------------------
      Weighted average shares                                               12,271                       2,300             14,571
----------------------------------------------------------------------------------------------------------------------------------
      Funds from operations per share - diluted                             $ 3.40                                         $ 3.72
----------------------------------------------------------------------------------------------------------------------------------


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed its behalf by the undersigned thereunto duly authorized.


                       TANGER FACTORY OUTLET CENTERS, INC.

                       By:   /s/ Frank C. Marchisello, Jr.
                             Frank C. Marchisello, Jr.
                             Executive Vice President, Chief Financial Officer



     Date: December 12, 2003


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